Exhibit (a)(1)(D)

INSTRUCTIONS TO NOTICE OF WITHDRAWAL OF ELECTION FORM

If you previously elected to accept the offer by Singular Genomics Systems, Inc. (“Singular,” “we,” “us,” “our” or the “Company”) to exchange some or all of your outstanding Eligible Option(s) for New Option(s), subject to the terms and conditions of the Offer to Exchange Eligible Option(s) for New Option(s), dated July 25, 2022 (the “Exchange Offer”), and you would like to change your election and withdraw the tender of any of your Eligible Option(s) for exchange, you must complete and sign this Notice of Withdrawal of Election Form (this “Notice of Withdrawal”) and return it to Singular before 6:00 P.M., Pacific Time, on Friday, August 19, 2022. Once you have completed and signed this Notice of Withdrawal, please return it to Singular by the following means:

Return via email (by PDF or similar imaged document file) to: equity@singulargenomics.com.

Your tendered Eligible Option(s) will not be considered withdrawn from the Exchange Offer until we receive your properly completed and signed Notice of Withdrawal. If you miss the deadline to submit the Notice of Withdrawal but remain an Eligible Holder, any previously tendered Eligible Option(s) will be cancelled pursuant to the Exchange Offer in exchange for the grant of New Option(s). You must sign the Notice of Withdrawal using the same name that appears on the Election Form you previously submitted. If your signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity for you, the signer’s full title and proper evidence of the authority of that person to act in that capacity must be identified on this Notice of Withdrawal.

You should receive a confirmation of receipt within two (2) business days after submitting your Notice of Withdrawal. If you have not received a confirmation of receipt before August 19, 2022, please contact us promptly via email at equity@singulargenomics.com to confirm that we received your Notice of Withdrawal.

DO NOT COMPLETE AND RETURN THIS NOTICE OF WITHDRAWAL UNLESS YOU WISH TO WITHDRAW A PREVIOUS TENDER OF ELIGIBLE OPTION(S) FOR EXCHANGE PURSUANT TO THE EXCHANGE OFFER.

SINGULAR GENOMICS SYSTEMS, INC.

3010 Science Park Road

San Diego, CA 92121

NOTICE OF WITHDRAWAL OF ELECTION FORM

Return via email (by PDF or similar imaged document file) to: equity@singulargenomics.com.

I previously received from Singular the Offer to Exchange Eligible Option(s) for New Option(s), dated July 25, 2022, and the Election Form. I signed and returned the Election Form, in which I elected to tender some or all of my Eligible Option(s) in exchange for New Option(s). By submitting this Notice of Withdrawal of Election Form (this “Notice of Withdrawal”), I am revoking that election and hereby withdraw from the Exchange Offer with respect to the Eligible Option(s) listed below:

Eligible Option(s)					Withdrawal of election to tender Eligible Option for New Option(s)
Grant Number	Grant Date	Grant Type	Exercise Price	Eligible Shares
		☐ ISO ☐ NSO		XXXXX ( vested, unvested)	☐ Revoke election
		☐ ISO ☐ NSO		XXXXX ( vested, unvested)	☐ Revoke election
		☐ ISO ☐ NSO		XXXXX ( vested, unvested)	☐ Revoke election

I understand that, by signing this Notice of Withdrawal and delivering it to Singular, I withdraw my acceptance of the Exchange Offer with respect to the Eligible Option(s) listed above. By rejecting the Exchange Offer with respect to the Eligible Option(s) listed above, I understand that such Eligible Option(s) will not be cancelled in exchange for the grant of New Option(s), and I will retain these Eligible Option(s) subject to their existing exercise price, term, vesting schedule and other terms and conditions. I agree that Singular has made no representations or warranties to me regarding my rejection of the Exchange Offer. The withdrawal of the Eligible Option(s) listed above is at my sole and exclusive discretion. I agree that Singular will not be liable for any costs, taxes, losses or damages I may incur as a result of my decision to withdraw the Eligible Option(s) listed above.

By signing below, I hereby revoke my prior election to tender the Eligible Option(s) listed above.

Name:
Date:

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